                             2,750,000 COMMON SHARES

                        AMLI RESIDENTIAL PROPERTIES TRUST

                    (A MARYLAND REAL ESTATE INVESTMENT TRUST)

                           (PAR VALUE $.01 PER SHARE)

                               PURCHASE AGREEMENT
                                                               November 21, 1996

LEHMAN BROTHERS INC.
DEAN WITTER REYNOLDS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
EVEREN SECURITIES, INC.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          Amli Residential Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to sell 2,750,000 shares (the "Firm Stock") of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 412,500 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. Each of the Company and Amli Residential Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), jointly and severally represents and warrants to each of the Underwriters as of the date hereof as follows:

               (a) A registration statement on Form S-3, an amendment and a post-effective amendment thereto, with respect to the preferred shares of beneficial interest, $.01 par value per share (the "Preferred Stock"), Common Stock and securities warrants to purchase either of the foregoing (the "Securities Warrants" and, together with the Preferred Stock and the Common Stock, the "Shelf Securi-


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ties") to be issued from time to time have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Stock is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Stock in the form first filed pursuant to Rule 424 is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "Preliminary Prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. As described in the Prospectus, the Company owns partnership interests in Amli Residential Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). The term "subsidiaries," when used with respect to the Company, includes, without limitation, the Operating Partnership, Amli Management Company (the "Management Company"), Amli Institutional Advisors, Inc. ("AIA") and Amli Residential Construction, Inc. ("Amrescon" and, together with the Management Company and AIA, the "Service Companies") unless otherwise noted. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Prospectus.

          As described in the Prospectus, as of the date hereof and as of any Delivery Date (as hereinafter defined), (i) the Company is and will be the sole general partner of, and does and will (assuming no conversion of outstanding units in the Operating Partnership (the "Units") for Common Stock or exercises of


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outstanding convertible securities of the Company or the Operating Partnership prior to each such Delivery Date, and subject to adjustment to reflect the issuance of the Firm Stock as of the Second Delivery Date) own a 81.6% partnership interest in, the Operating Partnership, (ii) the Operating Partnership does and will directly, indirectly or through co-investment joint ventures own each of the 46 multi-family apartment communities (the "Properties") described in the Prospectus under the heading "The Communities,"
(iii) the Operating Partnership is and will be the sole general partner (except in the case of co-investment joint ventures which constitute general partnerships) or managing member of each of the co-investment joint ventures (the "Co-Investment Joint Ventures") which own the Co-Investment Communities,
(iv) the Operating Partnership does and will own five percent of the common stock and 100% of the preferred stock of each of the Service Companies and (v) the Operating Partnership does and will own certain parcels of land described in the Prospectus upon which it intends to commence development (the "Land Parcels"). For purposes of this Agreement, the partnership that owns Phases I and II of the Sope Creek Crossing Community and partnerships or limited liability companies (other than the Operating Partnership) that own the Co-Investment Communities at any Delivery Date (and in which the Operating Partnership will own an interest) are collectively referred to as the "Property Partnerships." The Company owns the remaining interests in the partnership that owns Phases I and II of the Sope Creek Crossing Community. For purposes of this Agreement, the Service Companies and the Property Partnerships are collectively referred to as the "Subsidiaries."

               (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that no representation or warranty is made as to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.


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               (c)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that no representation or warranty is made as to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.

               (d) KPMG Peat Marwick LLP, the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

               (e) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein as at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

               (f) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company, whether or not arising in the ordinary course of business, (B) there have


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been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Properties (taken as a whole) or to the Company, (C) there has been no casualty loss or condemnation or other adverse event with respect to any Property that is material with respect to the Properties (taken as a whole), (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Service Companies on any class of their capital stock or shares of beneficial interest or by the Operating Partnership or any Property Partnership with respect to their partnership interests, and (E) there has been no change in the capital stock or shares of beneficial interest of the Company or the Service Companies or in the partnership interests of the Operating Partnership or any Property Partnership, or any material increase in the indebtedness of the Company, the Operating Partnership or any of the Subsidiaries, taken as a whole.

               (g) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with full power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company.

               (h) Each of the Service Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each of the Service Companies is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company. All of the issued and outstanding capital stock of each of the Service Companies has been duly authorized and at any Delivery Date will be validly issued, fully paid and nonassessable and will be owned as described in the Prospectus, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.


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               (i)  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company. The Operating Partnership and the other subsidiaries identified in the Registration Statement are the only subsidiaries of the Company required to be identified as such in the Company's Annual Report on Form 10-K pursuant to Item 601 of Regulation S-K.

               (j) Each Property Partnership has been duly formed and is validly existing as a limited or general partnership or limited liability company, as the case may be, in good standing (in the case of each limited partnership or limited liability company) under the laws of the jurisdiction of its formation with the power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each Property Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company. As of any Delivery Date, all of the partnership or limited liability company interests of each Property Partnership will be duly authorized for issuance and validly issued and fully paid, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Each partnership agreement relating to a Property Partnership is in full force and effect. As of any Delivery Date, except for the Property Partnerships that constitute Co-Investment Joint Ventures, the Operating Partnership and the Company will own all of the partnership interests of each Property Partnership. As of any Delivery Date, the Operating Partnership will be the sole general partner (except in the case of Co-Investment Joint Ventures that are general partnerships) or managing member of, and will own at least the percentage partnership or membership interest as indicated in the Prospectus under the heading "The Communities" in, each of the Co-Investment Joint Ventures.


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               (k)  The authorized shares of beneficial interest of the Company are as set forth in the Prospectus under the heading "Description of Common Shares," and the issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectus under the heading "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to employee, trustee or director benefit plans of the Company, the Operating Partnership and the Service Companies as described in the Prospectus or the issuance of Units in connection with the acquisition of property, directly or indirectly, by the Operating Partnership). The issued and outstanding Common Stock has been duly authorized and validly issued and is fully paid and, except as described in the Prospectus, nonassessable; the Stock has been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and, except as described in the Prospectus, nonassessable; the Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding Units; the terms of the Common Stock are accurately described in all material respects in the Prospectus; and the issuance of the Stock is not subject to preemptive or other similar rights.

               (l) Except as disclosed in the Prospectus, or except to the extent that the inaccuracy of any of the following, either individually or in the aggregate, would not result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company (a "Material Adverse Change") or which would not materially impair the consummation of the transactions contemplated by this Agreement (together with a Material Adverse Change, a "Material Adverse Effect"): (A) none of the Company, the Operating Partnership or any Subsidiary is in violation of its declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject; and (B) the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated herein and compliance by each of the Company and the Operating Partnership with its obligations hereunder have been duly authorized by all necessary corporate, trust or partnership action, as the case may be, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be


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bound or affected, or to which any of the property or assets of such entity is subject, nor will such action result in any violation of the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of such entity or any applicable law, administrative regulation or administrative or court decree.

               (m) No labor dispute, material to the Company, with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, is imminent.

               (n) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership or any Subsidiary, or of which any of their respective property or assets is the subject, which is required to be disclosed in the Registration Statement, other than as disclosed therein, or which, if determined adversely, individually or in the aggregate, might result in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or to which any of their respective property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company; and there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the Securities Act or the Rules and Regulations, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto in the Registration Statement are correct.

               (o) The Company, the Operating Partnership and the Subsidiaries own or have a royalty-free license to use all of the trademarks, service marks and trade names (collectively, the "Proprietary Rights") presently employed by them in connection with the business now engaged by them or proposed to be engaged by them as described in the Prospectus, and neither the Company, the Operating Partnership nor the Subsidiaries have received any notice or are otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, or of any facts which would render any of the Proprietary Rights invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in any Material Adverse Change.


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               (p)  Commencing with the Company's taxable year ending
December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation as described in the Prospectus will enable it to continue to satisfy the requirements for taxation as a REIT under the Code.

               (q) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Stock hereunder, except such as may be required under the Securities Act or the Rules and Regulations or state securities laws of any state or other jurisdiction and except for such as have been obtained.

               (r) Each of the Company, the Operating Partnership and the Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or proposed to be operated by them as described in the Prospectus, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

               (s) Except as disclosed in the Prospectus, or except to the extent that the inaccuracy of any of the following, either individually or in the aggregate, would not have a Material Adverse Effect: (A) At any Delivery Date, the Operating Partnership or the Property Partnerships will have good and marketable fee simple title (or, with respect to any Properties located in Texas, good and indefeasible fee simple title, or such substantially equivalent quality of title as provided by the applicable title insurance policy) to the land underlying each of the Properties and the Co-Investment Communities (except for Towne Creek Crossing, which is subject to a ground lease (the "Towne Creek Ground Lease") dated April 12, 1989) and good and marketable title (or, with respect to Properties located in Texas, good and indefeasible title) to the improvements thereon (in each case with title insurance thereon in full force and effect and which is adequate in accordance with industry standards) and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated subject only to Permitted Exceptions (as herein defined); (B) at any Delivery Date, the Towne Creek Ground Lease and all other leases under which the Company, the Operating Partnership or the Subsidiaries will lease any property as lessee will be in full force and effect, and neither the Company, the Operating Partnership nor any Subsidiary will be in default in any material respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such entity's rights as lessee under any of such leases, or affecting or questioning any such entity's right to the continued possession or use of the properties under any such leases or assert-


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ing a default under any such leases; (C) all liens, charges or encumbrances on or affecting any of the Wholly-Owned Communities or the Co-Investment Communities or the other property and assets of the Company, the Operating Partnership or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Company, the Operating Partnership, any Property Partnership nor, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, any tenant of any of the Wholly-Owned Communities or the Co-Investment Communities is in default under any of the leases pursuant to which the Operating Partnership or any Property Partnership, as lessor, will lease its Property as of any Delivery Date, and none of the Company, the Operating Partnership or any of the Subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (E) at any Delivery Date, the Operating Partnership or the Property Partnerships (or the Management Company as agent for the Property Partnerships or the Operating Partnership) will be the lessor of all tenant leases at each of the Wholly-Owned Communities and the Co-Investment Communities; (F) each of the Properties complies with all applicable federal, state and local codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to handicapped access to the Properties); (G) none of the Company, the Operating Partnership or any of the Subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner adversely affect the size of, use of, improvements on, construction on or access to the Properties; and (H) neither the Company, the Operating Partnership nor any of the Subsidiaries has received from any governmental authority notice of any violation of any municipal, state or federal law, rule or regulation (including relating to environmental matters) concerning the Wholly-Owned Communities or the Co-Investment Communities or any part thereof which has not heretofore been cured. As used in this Agreement, "Permitted Exceptions" means: (i) real estate taxes and assessments not yet delinquent; (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of a Property; (iii) zoning laws, ordinances and regulations, building codes, rules and other governmental laws, regulations, rules and orders affecting each Property, provided that the same are not violated by existing improvements or the current use and operation of a Property; (iv) any state of facts disclosed by the surveys relating to the Properties; (v) any minor imperfection of title which does not affect the current use, operation or enjoyment of a Property and does not render title to such Property unmarketable or uninsurable and does not impair the value of such Property; and (iv) mortgage financing as described in the Prospectus.


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               (t)  (A) As of any Delivery Date, no person or entity will have an option or right of first refusal (except for buy-sell or similar provisions, in the case of the Co-Investment Communities, as set forth in the partnership or limited liability company agreements of the partnerships or limited liability companies of the partnerships or limited liability companies that own the Co-Investment Communities) to purchase all or any part of any Property or any interest therein; and (B) there is in effect for the Properties and other assets of the Company, the Operating Partnership and the Subsidiaries insurance coverages (including title insurance) that are commercially reasonable and adequate for the types of assets and properties owned, operated or managed by them, and neither the Company, the Operating Partnership, nor any Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Properties or such other assets.

               (u) (A) Except as specifically described in the Prospectus, each of the Company, the Operating Partnership and each of the Subsidiaries has complied and is in compliance in all material respects with all Environmental Statutes (as hereinafter defined).

                    (B) Neither the Company, the Operating Partnership nor any of the Subsidiaries intends to use the properties or assets described in the Prospectus or any other real property owned or occupied by any such party for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for materials utilized in the ordinary course of business of the Properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Statute.

                    (C) Except as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, any Wholly-Owned Community, any Co-Investment Community or a Land Parcel, neither the Company, the Operating Partnership nor any of the Subsidiaries knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the properties described in the Prospectus or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters.


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                    (D)  Neither the Company, the Operating Partnership nor
     any of the Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any properties or assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation pursuant to any Environmental Statute, which would not individually or in the aggregate have a Material Adverse Effect on the condition, financial or otherwise, of the Company or the Properties and the Land Parcels.

                    (E) Neither the properties described in the Prospectus nor any other land owned by the Company, the Operating Partnership or any of the Subsidiaries is included or, to the best knowledge of the Company, the Operating Partnership or the Subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or, to the best knowledge of the Company, the Operating Partnership or the Subsidiaries, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

                     As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ. ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Clean Water Act

     (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 ET seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f to 300j-11, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 ET SEQ., as any of the above statutes may be amended from time to time, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a "Governmental Authority").

               (v) Neither the Company, the Operating Partnership nor any of their directors, officers or controlling persons has taken or will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the Exchange Act or designed to cause or result under the Securities Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of the Stock.

               (w) This Agreement has been duly executed and delivered by the Company and the Operating Partnership.

               (x) Neither the Company nor the Operating Partnership is, or at any Delivery Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

               (y) There are no persons with registration or other similar rights to have any securities of the Company, the Operating Partnership or the Subsidiaries registered pursuant to the Registration Statement.

               (z) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by each of the Company and the Operating Partnership (jointly and severally) to each Underwriter as to the matters covered thereby.

          2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,750,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The number of shares of Firm Stock subject to the respective purchase obligations of the Underwriters shall be rounded among the Underwriters to avoid fractional shares, as the Underwriters may determine.

          In addition, the Company grants to the Underwriters an option to purchase up to 375,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule 1 hereto. The number of shares of Option Stock subject to the respective purchase obligations of each Underwriter shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $20.61 per share.

          The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

          3. OFFERING OF STOCK BY THE UNDERWRITER. Upon authorization by the Underwriters of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

          4. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement (or, if such thirtieth day shall be a Saturday, Sunday or holiday, on the next business day) the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

          5.  FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

               (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

               (b) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

               (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Stock and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary in the reasonable opinion of counsel for the Underwriters during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the Effective Time, upon their request but at their expense, to prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

               (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

               (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain consent of the Underwriters to the filing, which consent shall not be unreasonably withheld or delayed;

               (f) As soon as practicable after the Effective Date, but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, to make generally available to the Company's security holders and to deliver to the Underwriters an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

               (g) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; except that in no event shall the Company be obligated in connection therewith to take any action that would subject it to income taxation in such jurisdiction, to qualify as a foreign corporation in such jurisdiction, or to execute a general consent to service of process;

               (h) For a period of 90 days from the date of the Prospectus, not to offer for sale, sell or otherwise dispose of, directly or indirectly, any shares of Common Stock (other than the Stock, or Common Stock issuable pursuant to the Company's existing employee benefit and director plans or to redeem Units), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options to purchase up to an aggregate of 120,000 shares of Common Stock pursuant to the Company's, the Operating Partnership's and the Service Companies' existing employee, trustee or director benefit plans or the issuance of Units in connection with the acquisition of property, directly or indirectly, by the Operating Partnership, notice of which shall be provided to Lehman Brothers Inc. promptly following any such issuance), otherwise than in accordance with this Agreement or as contemplated in the Prospectus, without the prior written consent of Lehman Brothers Inc.;

               (i) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock.

               (j) To use its reasonable best efforts to meet the requirements to qualify, effective for the fiscal year ending December 31, 1996, as a REIT under the Code;

               (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

               (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the 1940 Act and the rules and regulations of the Commission thereunder.

          6. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any stock transfer taxes, stamp duties and similar taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement (and related agreements) and all other agreements, memoranda, correspondence and other documents printed, distributed or delivered in connection with the offering of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky

Memorandum (including related fees and expenses of counsel for the Underwriters); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this Section 6, Section 8 and Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters, any transfer taxes on the Stock which the Underwriters may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

          7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               a. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

               b. No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               c. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               d. Mayer, Brown & Platt shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                              (A)  The Company has been duly organized
          and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

                              (B)  The Company has power and authority
          to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                              (C)  The Company is duly qualified to
          transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company).

                              (D)  The description of the shares of
          beneficial interest of the Company set forth in the Prospectus under the heading "Shares of Beneficial Interest and Shareholder Liability" is true and correct in all material respects and the issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectus under the heading "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to employee, trustee or director benefit plans of the Company, the Operating Partnership and the Service Companies as described in the Prospectus or the issuance of Units in connection with the acquisition of properties, directly or indirectly, by the Operating Partnership). The issued and out standing shares of Common Stock have been duly authorized and validly issued and are fully paid and, except as described in the Prospectus, nonassessable.

                              (E)  The Stock has been duly authorized
          for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and, except as described in the Prospectus, nonassessable.

                              (F)  The issuance of the Stock is not
          subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to such counsel's knowledge, otherwise.

                              (G)  Each of the Service Companies has
          been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). Each of the Service Companies has corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. To such counsel's knowledge, each of the Service Companies is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). All of the issued and outstanding capital stock of each of the Service Companies has been duly authorized and validly issued, is fully paid and nonassessable and, to such counsel's knowledge, is owned as described in the Prospectus, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To such counsel's knowledge, the Operating

          Partnership and the other subsidiaries identified in the Registration Statement are the only subsidiaries of the Company required to be identified as such in the Company's Annual Report on Form 10-K pursuant to Item 601 of Regulation S-K.

                              (H)  The Operating Partnership has been
          duly formed and is validly existing as a limited partnership in good standing under the Delaware Act (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). The Operating Partnership has partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Properties (taken as a whole) or of the Company (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). The Company is the sole general partner of the Operating Partnership and is the holder of ______ Units, or approximately ____% of the _______ issued and outstanding Units (such counsel to supply the appropriate numbers and percentages as of such Delivery Date).

                              (I)  This Agreement has been duly
          authorized, executed and delivered by the Company and the Operating Partnership and constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity and, to the extent this Agreement contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

                              (J)   From and after the Company's
          taxable year ending December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and its proposed method of operation as described in the Prospectus and as represented by the management of the Company will enable it to continue to satisfy the requirements for taxation as a real estate investment trust under the Code.

                              (K)  Neither the Company, the Operating
          Partnership nor any Subsidiary is required to be registered under the 1940 Act.

                              (L)  The Registration Statement has been
          declared effective under the Securities Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

                              (M)  At the time the Registration
          Statement became effective and at the date hereof, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

                              (N)  The terms of the Common Stock are
          accurately described in all material respects in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                              (O)  To such counsel's knowledge, there
          is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, threatened against or affecting the Company, the Operating Partnership or any Subsidiary, or of which any of their respective property or assets is the subject, which is required to be disclosed in the Registration Statement, other than as disclosed therein, or which, if determined adversely, individually or in the aggregate, might result in a Material Adverse Effect; to such counsel's knowledge, all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or to which any of their property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company. To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the Securities Act or the Rules and Regulations, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                              (P)  The information in the Prospectus
          under the captions "Management," "Shares of Beneficial Interest and Shareholder Liability," "Description of Common Shares," "Description of Preferred Shares," "Description of Securities Warrants," "Federal Income Tax Considerations" and "Certain United States Tax Considerations for Non-U.S. Shareholders," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                              (Q)  Except as disclosed in the
          Prospectus and except to the extent that the inaccuracy of any of the following, either individually or in the aggregate, would not have a Material Adverse Effect: to such counsel's knowledge, none of the

          Company, the Operating Partnership or any Service Company is in violation of its declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is or was a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject; to such counsel's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Company, the Operating Partnership and the Service Companies (and any entity controlled by such entities), as applicable, did not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other property or assets of any such entity pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument, including without limitation any partnership agreement, to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, nor has such action resulted or will such action result in any violation of the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of such entity or any applicable law, administrative regulation or administrative or court decree .

                              (R)  No authorization, approval, consent
          or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Stock to the Underwriters, except such as may be required under the Securities Act or the Rules and Regulations or state securities laws of any state or other jurisdiction and except for such as have been obtained.

                              (S)  To such counsel's knowledge, there
          are no persons with registration or other similar rights to have any securities of the Company, the Operating
          Partnership or the Subsidiaries registered pursuant to the Registration Statement.

                              (T)  The Operating Partnership will be
          treated for Federal income tax purposes as a partnership, and not as an association taxable as a corporation.

               (e) John E. Allen, Vice Chairman of the Board of the Company, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                              (A)  Each Property Partnership has been
          duly formed and is validly existing as a limited or general partnership or limited liability company, as the case may be, in good standing (in the case of each limited partnership or limited liability company) under the laws of the jurisdiction of its formation (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officials of the Company). Each Property Partnership has the power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. To such counsel's knowledge, each Property Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of such Property Partnership or any Property; all of the partnership or limited liability company interests in each Property Partnership have been duly authorized for issuance and are validly issued and fully paid, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Each partnership agreement relating to a Property Partnership is in full force and effect. Except for the Property Partnerships that constitute Co-Investment Joint Ventures, the Operating Partnership and the Company own all of the partnership interests of each Property Partnership. The Operating Partnership is the sole general partner (except in the case of Co-Investment Joint Ventures that are general partnerships) or managing member of, and owns at least the percentage partnership or membership interest indicated in the Prospectus under the heading "The Communities" in, each of the Co-Investment Joint Ventures.

                              (B)  Except as disclosed in the
          Prospectus and except to the extent that the inaccuracy of any of the following, either individually or in the aggregate, would not have a Material Adverse Effect: to such counsel's knowledge, none of the Property Partnerships is in violation of its declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is or was a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject; to such counsel's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Company, the Operating Partnership and the Subsidiaries, as applicable, did not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other property or assets of any Property Partnership pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument, including without limitation any partnership agreement, to which any such Property Partnership is a party or by which any such Property Partnership may be bound, or to which any of the property or assets of any such Property Partnership is subject, nor has such action resulted or will such action result in any violation of the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of any such Property Partnership or any applicable law, administrative regulation or administrative or court decree .

               (f) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (g)  In giving their opinions required by subsections (7)(d) and
(7)(f), respectively, of this Section 7, Mayer, Brown & Platt and Skadden, Arps, Slate, Meagher & Flom (Illinois) shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective or at the applicable Delivery Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The opinion described in Paragraph (J) above may be based on assumptions relating to the organization and operation of the partnerships in which the Operating Partnership will hold an interest and of the Subsidiaries, and may be conditioned upon representations made by the Company as to certain factual matters relating to the Company's organization and intended or expected manner or operation, and the opinion in Paragraph (T) above may be based upon representations of the Company and may assume that the Operating Partnership will not constitute a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

               (h) At the time of execution of this Agreement, the Underwriters shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

               (i) With respect to the letter of KPMG Peat Marwick LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), as of the Delivery Date the Company shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

               (j) The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of (i) its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President and (ii) its chief financial officer stating that:

                    (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(k) have been fulfilled;

                    (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of each such officers' knowledge, no proceeding for that purpose is pending or threatened by the Commission;

                    (iii) All filings required by Rule 424(b) of the Rules and Regulations have been made; and

                    (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

               (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the stock, partnership interests or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

               (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

               (m) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. The Company shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as the Underwriters shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, the Agreement and all of the respective obligations of the several Underwriters hereunder may be cancelled at, or at any time prior to, each Delivery Date, by the Underwriters. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given the Company in writing, or by telegraph or telephone and confirmed in writing.

          8.  INDEMNIFICATION AND CONTRIBUTION

               (a) Each of the Company and the Operating Partnership shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer or employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or the Operating Partnership may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

               (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Operating Partnership, the Company, the Company's officers, employees and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), the Company's officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Operating Partnership, the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, the Operating Partnership and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Operating Partnership or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Operating Partnership, the Company or any such director, officer or controlling person.

               (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Operating Partnership under this Section 8 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and those officers, employees and controlling persons to be jointly represented by separate counsel as a result of actual or perceived conflicts of interest between such parties, on the one hand, and the Company and the Operating Partnership, on the other hand, and in that event the fees and expenses of such separate counsel (but not more that one firm, in addition to any local counsel, shall be reimbursed hereunder) shall be paid by the Company and the Operating Partnership. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The Underwriters' obligations to contribute as provided in this
Section 8(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8, the Company and the Operating Partnership shall be deemed one party and jointly and severally liable for any obligations hereunder.

               (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          9.  DEFAULTING UNDERWRITERS.

          If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Stock, if, prior to that time, any of the events described in Sections 7(k) or 7(l) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

          11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc. at Three World Financial Center, New York, New York 10285-1100, Attention: Syndicate Registration Department (Fax: 212-528-8822);

               (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606, Attention: President; Facsimile: (312) 443-0909;

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Underwriters.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York.

          17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          19. LIMITATION OF LIABILITY OF SHAREHOLDERS AND OFFICERS OF THE COMPANY. No obligation or liability of the Company which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of the Company's shareholders, trustees, officers, employees or agents solely as a result of their status as, and solely in their capacities as, shareholders, trustees, officers, employees or agents, as the case may be, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

          If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                              Very truly yours,

                              AMLI RESIDENTIAL PROPERTIES TRUST



                              By:
                                 ----------------------------------------------
                                    Name:
                                    Title:


                              AMLI RESIDENTIAL PROPERTIES, L.P.

                              By:  AMLI RESIDENTIAL
                                   PROPERTIES TRUST, General Partner


                              By:
                                 ----------------------------------------------
                                    Name:
                                    Title:

Accepted:

LEHMAN BROTHERS INC.
DEAN WITTER REYNOLDS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
EVEREN SECURITIES, INC.

     By: LEHMAN BROTHERS INC.


     ------------------------
     By:
     Its:

                                   SCHEDULE 1

       Underwriters                                       Number of
       ------------                                        Shares
                                                           ------

 Lehman Brothers Inc.. . . . . . . . . . . . . . . . . .   687,500
 Dean Witter Reynolds Inc. . . . . . . . . . . . . . . .   687,500
 Merrill Lynch, Pierce, Fenner & Smith Incorporated. . .   687,500
 EVEREN Securities, Inc. . . . . . . . . . . . . . . . .   687,500

        Total                                            2,750,000
                                                         ---------
                                                         ---------


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